                                                                    EXHIBIT 99.3

                            ORIGEN SERVICING, INC.,
                         as Servicer and Administrator,

                      [_________________________________],
                              [as Backup Servicer]

              ORIGEN MANUFACTURED HOUSING CONTRACT TRUST [20__-__],
                                   as Issuer

                                      and

                      [_________________________________],
                              as Indenture Trustee,

                              SERVICING AGREEMENT

                       Dated as of [_____________, 20__]

                Manufactured Housing Installment Sales Contracts and Installment Loan Agreements and Residential Mortgage Loans

              Origen Manufactured Housing Contract Trust [20__-__]

                                TABLE OF CONTENTS

                                                                                                                        Page
                                                                                                                        ----
                                   ARTICLE I
                                  DEFINITIONS

Section 1.01.  Definitions....................................................................................            1
Section 1.02.  Other Definitional Provisions..................................................................            2
Section 1.03.  Interest Calculations..........................................................................            2

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

Section 2.01.  Covenants, Representations and Warranties Regarding the Servicer...............................            2
Section 2.02.  Existence......................................................................................            4
Section 2.03.  Enforcement of Representations and Warranties..................................................            4

                                   ARTICLE III
                     ADMINISTRATION AND SERVICING OF ASSETS

Section 3.01.  Responsibility for Asset Administration........................................................            5
Section 3.02.  Standard of Care...............................................................................            5
Section 3.03.  Records........................................................................................            6
Section 3.04.  Inspection: Electronic File....................................................................            6
Section 3.05.  Collection Account.............................................................................            6
Section 3.06.  Permitted Withdrawals..........................................................................            7
Section 3.07.  Enforcement....................................................................................            8
Section 3.08.  Indenture Trustee to Cooperate.................................................................            9
Section 3.09.  Costs and Expenses.............................................................................           10
Section 3.10.  Maintenance of Insurance.......................................................................           11
Section 3.11.  Repossession...................................................................................           13
Section 3.12.  Subservicing Arrangements......................................................................           14
Section 3.13.  Retitling; Security Interests..................................................................           15
Section 3.14.  Payment of Taxes...............................................................................           15
Section 3.15.  Statement as to Compliance.....................................................................           16
Section 3.16.  Independent Public Accountants' Servicing Report...............................................           16
Section 3.17.  Optional Redemption............................................................................           17

                                   ARTICLE IV
                              SERVICING CERTIFICATE

Section 4.01.  Electronic Files...............................................................................           17
Section 4.02.  Exchange Act Reporting.........................................................................           17

                                    ARTICLE V
                     THE SERVICER [AND THE BACKUP SERVICER]

Section 5.01.  Liability of the Servicer [and the Backup Servicer]............................................           19
Section 5.02.  Merger or Consolidation of or Assumption of the Obligations of the Servicer
[and the Backup Servicer].....................................................................................           19
Section 5.03.  Limitation on Liability of the Servicer and Others.............................................           19
Section 5.04.  Servicer [and Backup Servicer] Not to Resign...................................................           20

Section 5.05.  Delegation of Duties...........................................................................           21
Section 5.06.  Rights of the Issuer in Respect of the Servicer................................................           21
Section 5.07.  Indemnification................................................................................           21

                                   ARTICLE VI
                                     DEFAULT

Section 6.01.  Servicer Events of Default.....................................................................           22
Section 6.02.  Transfer.......................................................................................           22
Section 6.03.  [Backup Servicer] to Act, Appointment of Successor.............................................           24
Section 6.04.  Notification to Noteholders....................................................................           25
Section 6.05.  Effect of Transfer.............................................................................           25
Section 6.06.  Transfer of Collection Account.................................................................           25

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

Section 7.01.  Amendment......................................................................................           26
Section 7.02.  GOVERNING LAW..................................................................................           26
Section 7.03.  Notices........................................................................................           26
Section 7.04.  Severability of Provisions.....................................................................           27
Section 7.05.  Third-Party Beneficiaries......................................................................           27
Section 7.06.  Counterparts...................................................................................           28
Section 7.07.  Effect of Headings and Table of Contents.......................................................           28
Section 7.08.  Termination....................................................................................           28
Section 7.09.  No Petition....................................................................................           28
Section 7.10.  No Recourse....................................................................................           28
Section 7.11.  Indenture Trustee Rights.......................................................................           28

                                  ARTICLE VIII
                     DUTIES OF THE SERVICER AS ADMINISTRATOR

Section 8.01.  Administrative Duties..........................................................................           28
Section 8.02.  Records........................................................................................           30
Section 8.03.  Additional Information to be Furnished.........................................................           30
Section 8.04.  No Recourse to Owner Trustee...................................................................           30
Section 8.05.  Exchange Act Reporting.........................................................................           30

      EXHIBIT A LIST OF CONTRACTS.............................................................................           A-l
      EXHIBIT B FORM OF CERTIFICATE REGARDING REPURCHASED CONTRACTS ORIGEN
      FINANCIAL L.L.C. CERTIFICATE REGARDING REPURCHASED CONTRACTS............................................           B-1
      EXHIBIT C-l FORM OF CERTIFICATION TO BE PROVIDED BY THE ADMINISTRATOR WITH FORM 10-K....................         C-l-1
      EXHIBIT C-2 FORM OF CERTIFICATION TO BE PROVIDED TO THE ADMINISTRATOR BY THE INDENTURE TRUSTEE..........         C-2-1

EXHIBIT C-3 FORM OF CERTIFICATION TO BE PROVIDED TO THE ADMINISTRATOR BY THE SERVICER...................               C-3-1

EXHIBIT D OFFICER'S CERTIFICATE REGARDING ANNUAL
STATEMENT OF COMPLIANCE.................................................................................                 D-l

            This SERVICING AGREEMENT, dated as of _____________, 20____, among Origen Servicing, Inc., as Servicer (the "Servicer"), [_________________________________, as Backup Servicer (the "Backup Servicer")],
Origen Manufactured Housing Contract Trust 20__-__, as Issuer (the "Issuer") and [____________________________], as Indenture Trustee (the "Indenture Trustee").

                          W I T N E S S E T H  T H A T:

            WHEREAS, pursuant to the terms of the Asset Purchase Agreement, Origen Residential Securities, Inc. (the "Depositor") will acquire the Assets;

            WHEREAS, the Depositor will create Origen Manufactured Housing Contract Trust 20__-__, a Delaware statutory trust, and will transfer the Assets and all of its rights under the Asset Purchase Agreement to the Issuer;

            WHEREAS, pursuant to the terms of a Trust Agreement, dated as of _________________, 20__ (the "Trust Agreement"), among the Depositor, as depositor, [______________________________________], as owner trustee (the
"Owner Trustee") and [______________________________________], as certificate registrar and certificate paying agent, the Depositor will convey the Assets to the Issuer in exchange for the Certificates (as defined below);

            WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer to or at the direction of the Depositor, the Trust Certificates, Series 20__-__ (the "Certificates");

            WHEREAS, pursuant to the terms of an Indenture, dated as of _________________, 20__ (the "Indenture"), between the Issuer and [_________________________________] (the "Indenture Trustee"), the Issuer will pledge the Assets and issue and transfer to or at the direction of the Depositor the Origen Manufactured Housing Contract Trust Notes, Series 20__-__, Class A-1, Class A-2, Class A-3, Class A-4, Class M-l and Class M-2 Notes (collectively, the "Notes"); and

            WHEREAS, pursuant to the terms of this Servicing Agreement, the Servicer will service the Contracts set forth on the List of Contracts attached hereto as Exhibit A-1, and the Mortgage Loans set forth on the Mortgage Loan Schedule attached hereto as Exhibit A-2, directly or through one or more Sub-Servicers;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Definitions. For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

      Section 1.02. Other Definitional Provisions.

      (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

      (b) As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

      (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

      (d) The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

      (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

      Section 1.03. Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of an Asset shall be made on the basis of a 360-day year consisting of twelve 30-day months, notwithstanding the terms of the related Contract or Mortgage Note and Mortgage.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      Section 2.01. Covenants, Representations and Warranties Regarding the Servicer. By its execution and delivery of this Agreement, Origen Servicing, Inc., as initial Servicer, makes the following representations, warranties and covenants as of the Closing Date on which the Trust relies in accepting the Assets and issuing the Certificates and the Notes.

            (A) Formation and Good Standing. The Servicer is a limited liability company formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer.

            (B) Authorization: Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms maybe limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

            (C) No Consent Required. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals and authorizations as have been obtained[; provided, that Origen Financial L.L.C. will act as Sub-Servicer for Assets secured by Manufactured Homes and/or Mortgaged Properties located in jurisdictions where the Servicer does not hold the requisite licenses.]

            (D) No Violations. The execution, delivery and performance by the Servicer of this Agreement and the fulfillment of its terms will not violate any provision of any existing law or regulation or any order or decree of any court or the related Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound; provided, that Origen Financial L.L.C. will act as Sub-Servicer for Assets secured by Manufactured Homes and Mortgaged Properties located in jurisdictions where the Servicer does not hold the requisite licenses.

            (E) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Notes which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the transactions contemplated by this Agreement.

            (F) Chief Executive Office. The chief executive office of the Servicer is at 27777 Franklin Road, Suite 1700, Southfield, Michigan 48034.

            (G) No Default. The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect its condition (financial or other) or operations or its properties or the consequences of which would materially and adversely affect its performance hereunder. The Servicer is not in default under any agreement involving financial obligations or on any outstanding obligation which would materially adversely impact its financial condition or operations or legal documents associated with the transaction contemplated by this Agreement.

            (H) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Contract, except in accordance with Section 3.07.

      Section 2.02. Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Servicing Agreement.

      Section 2.03. Enforcement of Representations and Warranties. The Servicer shall cause the Originator to repurchase an Asset, at its Repurchase Price, not later than the last day of the month prior to the month that is 90 days after the day on which the Originator, the Seller, the Servicer or the Indenture Trustee first discovers a breach of a representation or warranty of the Originator or the Seller set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5 or 3.6 of the Asset Purchase Agreement that materially adversely affects the Issuer's, the Noteholders' or the Certificateholders' interest in such Asset and which breach has not been cured; provided, however, that (i) in the event that a party other than the Originator first becomes aware of such breach, such discovering party shall notify the Originator in writing within five Business Days of the date of such discovery and (ii) with respect to any Asset incorrectly described on the List of Contracts or Mortgage Loan Schedule, as applicable, with respect to unpaid principal balance, which the Originator would otherwise be required to repurchase pursuant to this Section, the Servicer may cause the Originator, in lieu of repurchasing such Asset, to deliver to the Servicer for deposit in the Collection Account no later than the first Determination Date that is 90 or more days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy. Upon receipt by the Indenture Trustee of a certificate of a Servicing Officer in the form attached hereto as Exhibit B, any such cash so deposited shall be distributed to Noteholders and Certificateholders on the immediately following Payment Date as a collection of principal on such Asset. Notwithstanding any other provision of this Agreement, the obligation of the Servicer under this Section to enforce the Originator's obligations pursuant to the Asset Purchase Agreement shall not terminate upon a Service Transfer pursuant to Article VI. Notwithstanding the foregoing, the Servicer shall cause the Originator to repurchase any Land-and-Home Contract or Mortgage Loan, at such Asset's Repurchase Price, or substitute for it an Eligible Substitute Asset as described in Section 2.03(b), if the Originator has failed to deliver the related

Land and Home Contract File or Trustee Mortgage Loan File to the Custodian within 30 days of the Closing Date, subject to delays in delivery of recordable documents. Each of the parties to this Agreement acknowledge that the provisions of this Section 2.03 are an obligation solely of the Servicer and the Originator and not of any other party to this Agreement. Notwithstanding the foregoing, in the event the Backup Servicer succeeds to the servicing rights and responsibilities as provided in Section 6.02 and/or Section 6.03, the Backup Servicer shall have no obligation under this Section 2.03 other than to use its commercially reasonable efforts to request and/or demand the Originator to perform its obligations under this Section 2.03.

                                  ARTICLE III

                     ADMINISTRATION AND SERVICING OF ASSETS

      Section 3.01. Responsibility for Asset Administration. The Servicer shall have the sole obligation to manage, administer, service and make collections on the Assets and perform or cause to be performed all contractual and customary undertakings of the holder of the Assets to the Obligor. At the written request of the Servicer, accompanied by the form of power of attorney or other documents being requested, the Indenture Trustee shall furnish to the Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and the Indenture Trustee shall not be held responsible for any acts by the Servicer in its uses of any such powers of attorney or other document. The Servicer shall indemnify the Indenture Trustee for any reasonable costs, liabilities and expenses (including reasonable attorneys' fees) incurred by the Indenture Trustee in connection with the intentional or negligent misuse of such power of attorney by the Servicer, as applicable. Notwithstanding anything contained herein to the contrary, the Servicer shall not without the Indenture Trustee's written consent (i) initiate any action, suit or proceeding solely under the Indenture Trustee's name without indicating the Servicer's representative capacity or (ii) knowingly cause the Indenture Trustee to be registered to do business in any state, provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to Assets that the Servicer is servicing pursuant to its respective duties herein. The limitations of the preceding clause shall not be construed to limit any duty or obligation imposed on the Indenture Trustee under any other provision of this Agreement. Origen Servicing, Inc. is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VI.

      Section 3.02. Standard of Care. In managing, administering, servicing and making collections on the Assets pursuant to this Agreement, the Servicer shall exercise that degree of skill and care consistent with the same degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer; provided, however, that (i) such degree of skill and care shall be at least as favorable as the degree of skill and care generally applied by servicers of manufactured housing installment sales contracts and residential mortgage loans for institutional investors and (ii) notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Asset unless it makes the determination that acceptance of the liquidation proceeds from the related Obligor would result in the Trust receiving a greater amount of collections than the Net Liquidation Proceeds that would result from repossessing or foreclosing and liquidating the related Manufactured Home or Mortgaged Property.

      Section 3.03. Records. The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Indenture Trustee to determine the status of each Asset.

      Section 3.04. Inspection: Electronic File.

      (a) At all times during the term hereof, the Servicer shall afford the Indenture Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records, which have not previously been provided to the Trust, relating to the Assets and will cause its personnel to assist in any examination of such records by the Indenture Trustee or its authorized agents. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Indenture Trustee may make, the Indenture Trustee may, using generally accepted audit procedures, verify the status of each Asset and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Section 3.26 of the Indenture and compliance with the standards represented to exist as to each Asset in this Agreement.

      (b) At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts and the Mortgage Loan Schedule at its principal executive office for inspection by Noteholders and Certificateholders.

      (c) On or before the fourth Business Day prior to each Payment Date, the Servicer shall determine the Amount Available for such Payment Date to be remitted to the Note Payment Account and shall provide to the Indenture Trustee and the Backup Servicer an electronic file (the "Electronic File") setting forth such amount and any other information necessary for the Indenture Trustee to perform the calculations required hereunder and prepare the Monthly Report. The Indenture Trustee will be entitled to rely on information supplied by the Servicer without independent verification.

      Section 3.05. Collection Account.

      (a) On or before the Closing Date, the Servicer shall establish the Collection Account with [______________________________], which must be an Eligible Account [and notify the Backup Servicer of the location of the Collection Account]. The Collection Account shall be entitled "Origen Servicing for the benefit of [______________________________] as Indenture Trustee for the benefit of holders of Origen Manufactured Housing Contract Notes, Series 20__-__." The Servicer shall pay into the Collection Account as promptly as practicable (not later than the second Business Day) following receipt thereof:

            (i) all payments received after the Cut-Off Date on account of principal on the Assets and all Principal Prepayments collected after the Cut-Off Date;

            (ii) all payments received after the Cut-Off Date on account of interest on the Assets;

            (iii) all Net Liquidation Proceeds;

            (iv) all Insurance Proceeds unless to be used to directly offset the cost of repairing the related property;

            (v) any amounts payable in connection with the repurchase of any Asset pursuant to Section 2.03 hereof or Section 3.7 of the Asset Purchase Agreement; and

            (vi) any other amount required to be deposited in the Collection Account pursuant to this Agreement;

provided, however, that with respect to each Due Period, the Servicer shall be permitted to retain the Monthly Servicing Fee for the related Payment Date from payments in respect of interest on the Assets in accordance with Section 3.06 hereof. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing late payment fees, assumption fees, extension fees or escrow deposits payable by Obligors, which amounts shall be property of the Servicer. The Servicer agrees that all amounts paid into the Collection Account under this Agreement shall be held in trust for the Indenture Trustee, the Noteholders and the Certificateholders until payment or withdrawal of any such amounts is authorized under this Agreement.

            If the Servicer so directs, the institution maintaining the Collection Account shall, in the name of the Indenture Trustee in its capacity as such, invest the amounts in the Collection Account in Eligible Investments that mature not later than one Business Day prior to the next succeeding Payment Date. All income and gain from such investments shall be payable to the Servicer. An amount equal to any net loss on such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized[; provided that if the Backup Servicer succeeds to the servicing rights and responsibilities as provided in Section 6.02 and/or Section 6.03, the Backup Servicer shall have no obligation or responsibility for any losses occasioned by or arising from the prior Servicer's investments]. The Indenture Trustee shall in no way be responsible or liable for losses on amounts invested in accordance with the provisions hereof. Funds in the Collection Account not so invested must be insured to the extent of the maximum amount insurable by the Federal Deposit Insurance Corporation.

      (b) If at anytime the Servicer receives notice (from each Rating Agency, the Indenture Trustee or otherwise) that the Collection Account has ceased to be an Eligible Account, the Servicer must, as soon as practicable but in no event later than 5 Business Days of the Servicer's receipt of such notice, transfer the Collection Account and all funds and Eligible Investments therein to an Eligible Account. Following any such transfer, the Servicer must notify each Rating Agency and the Indenture Trustee of the location of the Collection Account.

      Section 3.06. Permitted Withdrawals. The Servicer may, from time to time as provided herein, make withdrawals from the Collection Account of amounts deposited in said account pursuant to Section 3.05 that are attributable to the Assets for the following purposes:

      (a) to remit the Amount Available to the Indenture Trustee for deposit in the Note Payment Account to make payments in the amounts and in the manner provided for in Section 8.02 of the Indenture;

      (b) to pay to the Originator with respect to each Asset or property acquired in respect thereof that has been repurchased or replaced pursuant to
Section 2.03 hereof or Section 3.7 of the Asset Purchase Agreement, all amounts received thereon and not required to be distributed to Noteholders or Certificateholders as of the date on which the related Principal Balance or Repurchase Price is determined;

      (c) to reimburse the Servicer out of Liquidation Proceeds for Liquidation Expenses incurred by it, to the extent such reimbursement is permitted pursuant to Section 3.09, and to reimburse the Servicer as provided in Sections 3.08, 3.11, 3.13 and 6.02;

      (d) to withdraw any amount deposited in the Collection Account that was not required to be deposited therein;

      (e) to make any rebates or adjustments deemed necessary by the Servicer pursuant to Section 3.07(d); or

      (f) to reimburse the Servicer (1) for any accrued unpaid Monthly Servicing Fees and (2) for unreimbursed Servicing Advances, including Nonrecoverable Advances, to the extent not otherwise retained. The Servicer's right to reimbursement for Servicing Advances that are not Nonrecoverable Advances shall be limited to late collections on the related Asset, including Liquidation Proceeds, Insurance Proceeds and such other amounts as maybe collected by the Servicer from the related Obligor or otherwise relating to the Asset in respect of which such reimbursed amounts are owed. Except with respect to Nonrecoverable Advances, the Servicer's right to reimbursement for unreimbursed Servicing Advances shall be limited to late collections of interest on any Asset and to Liquidation Proceeds and Insurance Proceeds on related Obligors. In addition, expenses incurred by the Servicer in connection with a defaulted Asset which is subsequently reinstated, worked out or cured, shall be reimbursable to the Servicer as a Nonrecoverable Advance at the time of the cure.

            Since, in connection with withdrawals pursuant to clause (b), the Originator's entitlement thereto is limited to collections or other recoveries on the related Asset, the Servicer shall keep and maintain separate accounting, on a Asset by Asset basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clause.

            Two Business Days before each Payment Date, no later than 1:00 p.m. New York time, the Indenture Trustee shall notify the Servicer of the Interest Deficiency Remedy Amount, if any, payable on the Notes for such Payment Date. One Business Day before each Payment Date, no later than 1:00 p.m. New York time, the Servicer shall remit to the Indenture Trustee for deposit into the Note Payment Account (i) the Amount Available and (ii) from Amounts Held for Future Distribution, the Interest Deficiency Remedy Amount for such Payment Date.

      Section 3.07. Enforcement.

      (a) The Servicer shall, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Assets in such manner as, in the Servicer's reasonable judgment, will maximize the receipt of principal and interest on such Assets and Liquidation Proceeds with respect to Liquidated Assets.

      (b) The Servicer may sue to enforce, initiate a replevin action, or collect upon Assets, in its own name, if possible, or as agent for the Trust.

      (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Asset in accordance with the Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on the Issuer's and the Indenture Trustee's behalf to reassign the Asset or to resell the related Manufactured Home or Mortgaged Property to the Person against whom recourse exists at the price set forth in the document creating the recourse.

      (d) The Servicer may grant to the Obligor on any Asset any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required because of prepayment in full of the Asset. The Servicer will not permit any rescission or cancellation of any Asset, except as required by applicable law or regulation or upon the order of any court or other governmental authority asserting jurisdiction in a suit, claim or complaint involving the Asset.

      (e) The Servicer may, consistent with its customary servicing procedures and consistent with Section 3.02, grant to the Obligor on any Asset an extension of payments due under such Asset; provided that, no such extension may extend beyond the final scheduled payment date of the Asset with the latest maturity, and no more than three extensions for any one Asset of payments under an Asset may be granted in any twelve-month period. Notwithstanding the foregoing, in connection with an Asset that is in default or for which default is imminent, the Servicer may, consistent with the servicing standard described in Section 3.01, waive, modify or vary any term of that Asset (including modifications that change the Asset Rate, forgive the payment of principal or interest or extend the final maturity date of that Asset), accept payment from the related Obligor of an amount less than the Principal Balance in final satisfaction of that Asset, or consent to the postponement of strict compliance with any such term or otherwise grant the indulgence to any Obligor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Noteholders (taking into account any estimated loss that might result absent such action). However, the Servicer shall not extend the maturity of any Asset past the date on which the final payment is due on the latest maturing Asset as of the related Cut-off Date.

      (f) The Servicer may enforce any due-on-sale clause in an Asset if such enforcement is called for under its then current servicing policies for obligations similar to the Assets; provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of an Asset is permitted by the Servicer upon conveyance of the related Manufactured Home or Mortgaged Property, the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith and add such assumption agreement to the related Asset File.

      Section 3.08. Indenture Trustee to Cooperate.

      (a) Upon payment in full of any Asset, the Servicer shall notify the Indenture Trustee, the Originator and the Seller on the next succeeding Payment Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 3.05 have been so deposited). The Servicer is authorized to execute an instrument in satisfaction of such Asset and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the lien on the related real estate and collateral. The Servicer shall determine when an Asset has been paid in full; to the extent that insufficient payments are received on an Asset but are otherwise incorrectly credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds; provided that the Servicer may reimburse itself for such shortfall payment from the Collection Account if the Servicer corrects the error and receives amounts in respect of such shortfall payment from future collections with respect to such Asset.

      (b) From time to time as appropriate for servicing and foreclosure in connection with any Land-and-Home Contract or Mortgage Loan, the Indenture Trustee shall, upon written request of a Servicing Officer and delivery to the Indenture Trustee of a receipt signed by such Servicing Officer, at the expense of the Servicer, cause the original Land-and-Home Contract or Mortgage Loan and the related Land-and-Home Contract File or Trustee Mortgage Loan File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. The Indenture Trustee shall stamp the face of each such Land-and-Home Contract or Mortgage Loan to be released to the Servicer with a notation that the Land-and-Home Contract or Mortgage Loan has been assigned to the Indenture Trustee. Upon request of a Servicing Officer, the Indenture Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the Noteholders' and the Certificateholders' rights and remedies with respect to Assets. The Indenture Trustee shall not be liable for the performance of any such acts at the request of the Servicer.

      (c) The Servicer's receipt of a Land-and-Home Contract or Mortgage Loan and/or Land-and-Home Contract File or Trustee Mortgage Loan File shall obligate the Servicer to return the original Land-and-Home Contract or Mortgage Loan and the related Land-and-Home Contract File or Trustee Mortgage Loan File to the Indenture Trustee when its need by the Servicer has ceased unless the Asset shall be liquidated or repurchased or replaced as described in Section 2.03.

      Section 3.09. Costs and Expenses. All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Assets (including enforcement of defaulted Assets and repossessions of Manufactured Homes and Mortgaged Properties securing such Assets) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except to the extent specifically provided herein. Furthermore, the Servicer shall be reimbursed out of the Liquidation Proceeds of a Liquidated Asset for Liquidation Expenses incurred by it and if such Liquidation Expenses are deemed Nonrecoverable Advances, the Servicer may reimburse itself as provided in Section 3.06(f). The Servicer shall not incur such Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Asset.

      Section 3.10. Maintenance of Insurance.

      (a) Except as otherwise provided in subsection (b) of this Section 3.10, the Servicer shall cause to be maintained with respect to each Asset one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the related Manufactured Home or Mortgaged Property is located and in an amount which is not less than the maximum insurable value of such Manufactured Home or Mortgaged Property or the principal balance due from the Obligor on the related Asset, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such Hazard Insurance Policies may provide for customary deductible amounts. With respect to any Asset, the Servicer shall cause the Originator to obtain (i) a statement from the Obligor's insurance agent or through other information sources that the Manufactured Home or Mortgaged Property was, at the time of origination of the Asset, not in a federally designated special flood hazard area, or (ii) evidence that, at the time of origination, flood insurance was in effect, which coverage was at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall force place coverage and pay such premiums out of its own funds and may separately add such premium to the Obligor's obligation as provided by the Asset, but shall not add such premium to the remaining principal balance of the Asset. If the Obligor does not reimburse the Servicer for payment of such premiums and the related Asset is liquidated after a default, the Servicer shall be reimbursed for its payment of such premiums out of the related Liquidation Proceeds, and if such advance for insurance premiums is deemed by the Servicer to be nonrecoverable in its reasonable opinion, the Servicer may reimburse itself from the Collection Account for such Nonrecoverable Advance.

      (b) The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home or Mortgaged Property pursuant to subsection (a) of this Section 3.10, and shall, to the extent that the related Asset does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home or Mortgaged Property, maintain one or more blanket insurance policies covering losses on the Obligor's interest in the Assets resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall deposit into the Collection Account from its own funds any deductible amount with respect to claims under such blanket insurance policy relating to the Assets. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section. If the insurer under such blanket insurance policy shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

      (c) With respect to each Manufactured Home that has been repossessed and each Mortgaged Property that has been foreclosed or otherwise comparably converted into a REO Property in connection with a defaulted Asset, the Servicer shall either (i) maintain one or more Hazard Insurance Policies thereon or (ii) self-insure such Manufactured Homes or Mortgaged Properties and deposit into the Collection Account from its own funds any losses caused by damage to such Manufactured Home or Mortgaged Property that would have been covered by a Hazard Insurance Policy.

      (d) The Servicer shall keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of manufactured housing installment sales contracts and installment loan agreements and residential mortgage loans having an aggregate principal amount of $ 100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

      (e) [The Servicer must maintain a Primary Mortgage Insurance Policy in full force and effect on each Mortgage Loan, if any, which is identified in the Asset Purchase Agreement as being covered by a Primary Mortgage Insurance Policy. Any such Primary Mortgage Insurance Policy must insure the portion of the unpaid principal balance of the related Mortgage Loan that exceeds 75% of the value of the related Mortgaged Property (as set forth in the appraisal obtained in connection with origination of the Mortgage Loan) (the Mortgaged Property's "Initial Value") unless such Primary Mortgage Insurance coverage has been waived in writing by the Depositor at the time it purchases the Mortgage Loan or such Primary Mortgage Insurance is canceled under the circumstances described below. If a covered Mortgage Loan provides for negative amortization or the potential for negative amortization, the Primary Mortgage Insurance Policy must also insure any increase in the unpaid principal balance of the Mortgage Loan from the original principal balance of the related Mortgage Note. In the event that the rating assigned by any Rating Agency for any of the Notes to the claims-paying ability of any related Mortgage Insurer is reduced subsequent to the issuance of the Notes, the Servicer will use its best efforts to replace each Primary Mortgage Insurance Policy issued by the downgraded Mortgage Insurer with a new Primary Mortgage Insurance Policy issued by an insurer whose claims-paying ability is acceptable to the Depositor. The premium for any replacement policy shall not exceed the premium for any replaced policy.

            The Servicer may cancel the Primary Mortgage Insurance Policy maintained with respect to any Mortgage Loan at the related Mortgagor's request if the following conditions are met:

                  (1) The current Mortgage Loan-to-Value Ratio of the mortgage Loan must be 80% or less. The current Mortgage Loan-to-Value Ratio must be calculated by dividing the unpaid principal balance of the Mortgage Loan by the Initial Value of the related Mortgaged Property;

                  (2) The Mortgage Loan may not have been 30 days or more delinquent at any time within the preceding twelve months; and

                  (3) There may not have been any other default under the terms of the Mortgage Loan at any time during the preceding twelve months; provided, however, that the Servicer shall cancel or release any Primary Mortgage Insurance Policy maintained with respect to any Mortgage Loan to the extent required under applicable law.]

      (f) [The Servicer must take all steps necessary to ensure the payment by each Mortgage Insurer of the maximum benefits available under the terms of the related Primary Mortgage Insurance Policy. The Servicer must work diligently with the Mortgage Insurer to determine whether such insurer will settle a claim under a Primary Mortgage Insurance Policy by taking title to the related Mortgaged Property or in some other manner. Upon receipt of any proceeds of a Primary Mortgage Insurance Policy, the Servicer must deposit such proceeds into the Collection Account in accordance with Section 3.05.]

      Section 3.11. Repossession. Consistently with the standard of care specified in Section 3.02, the Servicer shall commence procedures for the repossession of any Manufactured Home or the foreclosure upon any Mortgaged Property or take such other steps that in the Servicer's reasonable judgment will maximize the receipt of principal and interest or Net Liquidation Proceeds with respect to a delinquent Asset secured by such Manufactured Home or Mortgaged Property (which may include retitling or filing a recorded assignment of the Mortgage) subject to the requirements of the applicable state and federal law. Notwithstanding the foregoing provisions of this Section 3.11 or any other provision of this Agreement, with respect to any Asset as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Indenture Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Indenture Trustee, the Trust Estate or the Noteholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Indenture Trustee to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Indenture Trustee to take such actions with respect to the affected Mortgaged Property.

            The cost of the environmental audit report contemplated by this
Section 3.11 shall be advanced by the Servicer as Servicing Advances, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.06(c) or 3.06(f), as appropriate, such right of reimbursement being prior to the rights of Noteholders to receive any amount in the Collection Account received in respect of the affected Asset or other Assets.

            If the Servicer determines, as described above, that it is in the best economic interest of the Indenture Trustee to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Indenture Trustee; provided, however, that the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental audit report, together with the Servicing Advances made by the Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.06(c) or 3.06(f), as appropriate, such right of reimbursement being prior to the rights of Noteholders to receive any amount in the Collection Account received in respect of the affected Contract or other Contracts.

            In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 3.02. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, as Indenture Trustee, or, at its election, to its nominee on behalf of the Indenture Trustee, as Indenture Trustee.

      Section 3.12. Subservicing Arrangements. The Servicer may arrange for the subservicing of any Asset by a Subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Assets in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Assets include actions taken or to be taken by a Subservicer on behalf of the Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Issuer, the Indenture Trustee, the Originator, the Seller, the Noteholders and the Certificateholders for the servicing and administration of the Assets in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Assets. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer. Origen Financial L.L.C. is hereby deemed an acceptable Subservicer for purposes of this Agreement.

            For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Assets that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

      Section 3.13. Retitling; Security Interests.

      (a) If, at any time, a Service Transfer has occurred and the new Servicer is unable to repossess or foreclose upon a Manufactured Home because the title document for such Manufactured Home does not show such Servicer or the Indenture Trustee as the holder of the first priority security interest in the Manufactured Home, such Servicer shall take all necessary steps to apply for a replacement title document showing it or the Indenture Trustee as the secured party; provided that the new Servicer shall be reimbursed by the Trust for all reasonable expenses in connection with its responsibilities under this Section 3.13.

      (b) In order to facilitate the Servicer's actions, as described in subsection (a) of this section, Origen Servicing, Inc. will provide the Servicer with any necessary power of attorney permitting it to retitle the Manufactured Home.

      (c) If the Servicer is still unable to retitle the Manufactured Home, Origen Servicing, Inc. will take all actions necessary to act with the Servicer to initiate replevin action upon the Manufactured Home, including, as appropriate, the filing of any UCC-1 or UCC-2 financing statements necessary to perfect the security interest in any Manufactured Home that constitutes a fixture under the laws of the jurisdiction in which it is located and all actions necessary to perfect the security interest in any Manufactured Home that is considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located.

      Section 3.14. Payment of Taxes. If the Servicer becomes aware of the nonpayment by an Obligor of a real or personal property tax or other tax or charge which may result in a lien upon a Manufactured Home or Mortgaged Property prior to, or equal to or coordinate with, the lien of the related Asset, the Servicer, consistent with Section 3.02, shall advance, but only to the extent that the Servicer deems, in its sole judgement, such advance recoverable, such taxes or charges to avoid the attachment of any such lien. If the Servicer shall have paid any such real or personal property tax or other tax or charge directly on behalf of an Obligor, the Servicer may separately add such amount to the Obligor's obligation as provided by the Asset, but, for the purposes of this Agreement, may not add such amount to the remaining principal balance of the Asset. If the Servicer shall have repossessed a Manufactured Home or Mortgaged Property on behalf of the Noteholders, the Certificateholders and the Indenture Trustee, the Servicer shall advance, but only to the extent that the Servicer, in its sole judgment, deems such advance recoverable, the amount of any such tax or charge arising during the time such Manufactured Home is in the Servicer's possession or title to the Mortgaged Property is in the name of the Servicer (or any Person acting on behalf of the Servicer), unless the Servicer is contesting in good faith such tax or charge or the validity of the claimed lien on such Manufactured Home or Mortgaged Property. If the Obligor does not reimburse the Servicer for payment of such taxes or charges pursuant to this Section 3.14 and the related Asset is liquidated after a default, the

Servicer shall be reimbursed for its payment of such taxes or charges out of the related Liquidation Proceeds. If Liquidation Proceeds are insufficient to reimburse the Servicer for any such premiums, the amount of such insufficiency shall constitute, and be reimbursable to the Servicer as, a Nonrecoverable Advance.

      Section 3.15. Statement as to Compliance.

            Not later than March 15th of each calendar year commencing in 20__, the Servicer will deliver to the Indenture Trustee and the Depositor an Officers' Certificate (upon which the Indenture Trustee can conclusively rely in connection with its obligations under Section 7.05 of the Indenture) stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Servicing Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Indenture Trustee to any Noteholder and to any Person identified to the Indenture Trustee as a prospective transferee of a Note, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Indenture Trustee.

      Section 3.16. Independent Public Accountants' Servicing Report.

            Not later than March [15th] of each calendar year commencing in 20__, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of manufactured housing installment sales contracts and installment loan agreements during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of manufactured housing installment sales contracts and installment loan agreements by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Servicer shall, at its own expense, furnish a copy of such report to the Indenture Trustee and each Rating Agency. Copies of such statement shall be provided by the Indenture Trustee to any Noteholder upon request, provided that such statement is delivered by the Servicer to the Indenture Trustee.

      Section 3.17. Optional Redemption.

      (a) The Servicer shall have the option to purchase all outstanding Assets on any Payment Date on or after the Payment Date on which the Pool Principal Balance is less than or equal to 20% of the Cut-off Date Pool Balance. The aggregate redemption price for the Assets will be equal to the greater of
(a) the sum of: (i)100% of the Principal Balance of each Asset, other than any Asset as to which the related Manufactured Home has been repossessed or as to which the related Mortgaged Property has been converted into an REO Property, and in either case whose fair market value is included in clause (ii) hereof, and (ii) the fair market value of any acquired property, as determined by the Servicer, and (b) the aggregate fair market value of all assets of the Trust Estate (as determined by the Servicer), in each case plus accrued and unpaid Interest Payment Amounts on each Class of Notes at the applicable Note Rate (the "Redemption Price"). If the determination of the fair market value of the Assets shall be required to be made by the Servicer as provided above, (A) such appraisal shall be obtained at no expense to the Indenture Trustee and (B) the Indenture Trustee may conclusively rely on, and shall be protected in relying on, such appraisal.

      (b) In order to exercise the foregoing option, the Servicer shall provide written notice of its exercise of such option to the Indenture Trustee and the Owner Trustee at least 30 days prior to its exercise. In addition, the Servicer shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the Redemption Price specified in (a) above with the Indenture Trustee.

                                   ARTICLE IV

                             SERVICING CERTIFICATE

      Section 4.01. Electronic Files.

      (a) No later than 1:00 p.m. on the fourth Business Day prior to each Payment Date, the Servicer shall deliver to the Indenture Trustee [and the Backup Servicer], the Electronic File referred to in Section 3.04(c).

      (b)   With the delivery of each Electronic File pursuant to Section 4.01
(a), the Servicer shall be deemed to certify as to the accuracy of the Electronic File and that no Servicer Event of Default or event that with notice or lapse of time or both would become an Servicer Event of Default has occurred, or if such event has occurred and is continuing, specifying the event and its status.

      Section 4.02. Exchange Act Reporting.

      (a) The Indenture Trustee and the Servicer shall reasonably cooperate with the Issuer and the Administrator in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (b)   Reserved.

      (c) The Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit C-2) for the benefit of the Administrator and its officers, directors and Affiliates regarding certain aspects of the Certification (provided, however, that the Indenture Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). The Indenture Trustee's certification shall be delivered to the Administrator by no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

      (d) The Servicer shall sign a certification (in the form attached hereto as Exhibit C-3) for the benefit of the Administrator and its officers, directors and Affiliates regarding certain aspects of the Certification relating to Electronic Files delivered by the Servicer pursuant to this Agreement. The Servicer's certification shall be delivered to the Administrator by no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

            In addition, the Servicer shall indemnify and hold harmless the Administrator, the Depositor, the Indenture Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of such Servicer's obligations under this Section 4.02(d) or such Servicer's negligence, bad faith or willful misconduct in connection therewith. The Administrator shall indemnify and hold harmless the Servicer and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Administrator's obligations under this Section 4.02 or the Administrator's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Administrator or the Servicer, as applicable, then the other party, in connection with a breach of its respective obligations under this Section 4.02 with respect to the Administrator or Section 4.02(d) with respect to the Servicer or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other party as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Administrator on the one hand and the Servicer on the other.

      (e) To the extent that, following the Closing Date, the Administrator certifies to the Indenture Trustee and the Servicer that reports and certifications differing from those required under this Section 4.02 comply with the reporting requirements under the Exchange Act, each of the Servicer and the Indenture Trustee hereby agrees that it will reasonably cooperate to amend the provisions of this Section 4.02 (in accordance with Section 7.01) in order to comply with such amended reporting requirements and such amendment of this
Section 4.02. Any such amendment may result in the reduction of the reports filed by the Administrator under the Exchange Act. Notwithstanding the foregoing, neither the Indenture Trustee nor the Servicer shall be obligated to enter into any amendment pursuant to this Section that adversely affects its rights, protections, obligations and immunities under this Servicing Agreement.

                                   ARTICLE V

                     THE SERVICER [AND THE BACKUP SERVICER]

      Section 5.01. Liability of the Servicer [and the Backup Servicer]. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. [The Backup Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken herein by the Backup Servicer.]

      Section 5.02. Merger or Consolidation of or Assumption of the Obligations of the Servicer [and the Backup Servicer]. Any Person into which the Servicer [or the Backup Servicer] maybe merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer [or the Backup Servicer] shall be a party, or any Person succeeding to the business of the Servicer [or the Backup Servicer], shall be the successor of the Servicer [or the Backup Servicer], as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of an Eligible Servicer.

      Section 5.03. Limitation on Liability of the Servicer and Others. Neither the Servicer[, the Backup Servicer] nor any of the directors or officers or employees or agents of the Servicer [or the Backup Servicer] shall be under any liability to the Trust, the Noteholders or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer [or the Backup Servicer] in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer [or the Backup Servicer] or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer [or the Backup Servicer] or by reason of its reckless disregard of its obligations and duties of the Servicer [or the Backup Servicer] hereunder. The Servicer, [the Backup Servicer] and any director or officer or employee or agent of the Servicer [or the Backup Servicer] may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer, [the Backup Servicer] and any director or officer or employee or agent of the Servicer or [the Backup Servicer] shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Notes or the Certificates, other than any loss, liability or expense related to any specific Asset or Assets (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder; and such indemnity/hold harmless amounts as provided for in this sentence shall be payable only pursuant to Section 8.02
(xi) of the Indenture after payments to the Noteholders for the related Payment Date. The Servicer [or the Backup Servicer] may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Noteholders or the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor only after payments to the Notes for the related Payment Date. The Servicer's [or the Backup Servicer's] right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer [or the Backup Servicer] pursuant to Section 5.04 or
6.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer [or the Backup Servicer] solely in its capacity as Servicer [or the Backup Servicer] hereunder and in no other capacities.

            [Notwithstanding any provision to the contrary contained in this Agreement, the parties hereto and the Noteholders and the Certificateholders acknowledge and agree that the Backup Servicer is not assuming and shall not be responsible or liable for any liabilities, obligations, losses, damages or expenses (including reasonable attorneys' fees) arising from or related to (i) any act or omission of the initial Servicer or any prior servicer in its capacity as Servicer on or prior to the effective Service Transfer Date, (ii) any act or omission of the Indenture Trustee, the initial Servicer, the Originator, the Seller, the Depositor or the Issuer or any other party to this Agreement prior to, on or following the Servicer Transfer Date, or (iii) any breach or default by the initial Servicer, the Originator, the Seller, the Depositor or the Indenture Trustee of their respective duties, obligations, covenants, representations and warranties contained in this Agreement or in any related document or agreement, whether such breach or default occurs or occurred prior to, on or following the Service Transfer Date.]

            [The parties hereto and the Noteholders and the Certificateholders acknowledge that the Backup Servicer has agreed to be Backup Servicer for the limited purpose of servicing the Assets, and that neither the Backup Servicer nor any of its Affiliates provides any guarantee or assurance whatsoever regarding the payment of the Notes or the Certificates in full, the timing of payment of the Notes or the Certificates or the enforceability or collectability of the Assets.]

      Section 5.04. Servicer [and Backup Servicer] Not to Resign. Subject to the provisions of Section 5.02, [neither] the Servicer [nor the Backup Servicer] shall [not] resign from the obligations and duties hereby imposed on it except
(i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer [or the Backup Servicer] so causing such a conflict being of a type and nature carried on by the Servicer, [the Backup Servicer] or its subsidiaries or Affiliates at the date of this Agreement, [or (ii) in the case of the Backup Servicer, upon a default in payment of the fees and other amounts due and payable to the Backup Servicer as provided in this Agreement, which default is not cured within 15 days following written notice thereof to the Indenture Trustee] or (iii) upon satisfaction of the following conditions: (a) the Servicer [or the Backup Servicer, as applicable], has proposed a successor servicer to the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee; and (b) each Rating Agency shall have delivered a letter to the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer [or Backup Servicer, as applicable], hereunder will not result in the reduction or withdrawal of the then current rating of any Class of the Notes; provided, however, that no such resignation by the Servicer [or the Backup Servicer] under (i) or (iii) above shall become effective until such successor Servicer [or Backup Servicer] or, in the case of (i) above with respect to the Servicer[, the Backup Servicer shall have assumed the

Servicer's responsibilities and obligations hereunder in accordance with this Agreement or] the Indenture Trustee shall have designated a successor servicer in accordance with Section 6.02. Any such resignation shall not relieve the Servicer [or Backup Servicer] of responsibility for any of the obligations specified in Sections 6.01 and 6.02 or this Article V as specified as obligations that survive the resignation or termination of the Servicer [or the Backup Servicer]. Any such determination permitting the resignation of the Servicer [or Backup Servicer] pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee.

      Section 5.05. Delegation of Duties. Neither the Servicer [nor the Backup Servicer] may sell or assign its rights and duties as Servicer [or Backup Servicer, as applicable], hereunder, except as expressly provided for herein, provided that the Servicer may pledge or assign the right to receive all or any portion of the Monthly Servicing Fee payable to it and/or reimbursements for Outstanding Amounts Advanced and (without duplication) Nonrecoverable Advances.

      Section 5.06. Rights of the Issuer in Respect of the Servicer. The Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Issuer and the Indenture Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer (and any such Sub-Servicer) in respect of the Servicer's rights and obligations hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations. The Issuer may, but is not obligated to, enforce the obligations of the Servicer under this Servicing Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Servicing Agreement or exercise the rights of the Servicer under this Servicing Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Servicing Agreement by virtue of such performance by the Issuer or its designee. The Issuer shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Servicing Agreement or otherwise.

      Section 5.07. Indemnification. The Servicer shall indemnify and hold harmless the Trust, [the Backup Servicer], the Owner Trustee and the Indenture Trustee and their officers, directors, agents and employees from and against any loss, liability, expense, damage or injury suffered or sustained by reason of such Servicer's willful misfeasance, bad faith or negligence in the performance of its activities in servicing or administering the Contracts pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable fees of counsel of its selection and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Servicer's willful misfeasance, bad faith or negligence. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section
5.07 shall survive termination of this Agreement.

                                   ARTICLE VI

                                    DEFAULT

      Section 6.01. Servicer Events of Default.

            "Servicer Event of Default," wherever used herein, means any one of the following events:

      (a) (1) The failure by the Servicer to deposit in the Note Payment Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by any Noteholders of at least 25% of the aggregate Note Balances of the Notes;

      (b) Failure on the Servicer's part duly to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with) which continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by Noteholders of at least 25% of the aggregate Note Balances of the Notes;

      (c) A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

      (d) The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

      (e) So long as the Originator is an affiliate of the Servicer, any failure of the Originator, to repurchase, or substitute an Eligible Substitute Asset for, any Asset as required by Section 2.03 of the Servicing Agreement and
Section 3.7(b) of the Asset Purchase Agreement, respectively.

      Section 6.02. Transfer.

      (a) If a Servicer Event of Default has occurred and is continuing, either the Indenture Trustee or Noteholders of 51% or more of the aggregate Note Balances of the Notes, by notice in writing to the Servicer (and to the Indenture Trustee if given by the Noteholders) may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions as provided herein (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), or upon resignation of the Servicer in accordance with Section 5.04, all authority and power of the Servicer under this Agreement, whether with respect to the Assets, the Asset Files or otherwise (except with respect to the Collection Account, the transfer of which shall be governed by
Section 6.06), shall pass to and be vested in [the Backup Servicer] pursuant to and under this Section 6.02; and, without limitation, [the Backup Servicer] is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer agrees to cooperate with [the Backup Servicer] in effecting the termination of the responsibilities and rights of the Servicer as provided hereunder, including, without limitation, the transfer to [the Backup Servicer] for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account pursuant to Section 6.06, or for its own account in connection with its services hereafter or thereafter received with respect to the Assets. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under this Agreement, at the time of the termination of its activities as Servicer. The Servicer shall transfer to the new servicer (i) the Servicer's records relating to the Assets in such electronic form as the new servicer may reasonably request and (ii) any Assets, Asset Files in the Servicer's possession. Any and all costs and expenses incurred by [the Backup Servicer] in connection with the transfer of servicing functions as provided herein, including, without limitation, the cost of delivering the Assets and related files to [the Backup Servicer], shall be paid by the initial Servicer within 10 days following invoice therefor, and to the extent not paid in a timely manner, [the Backup Servicer] shall be reimbursed as provided in clause (b) of this Section 6.02. The [Backup Servicer] shall not be liable to and shall be held harmless by the Issuer, the Noteholders, the Certificateholders, the Seller, the Originator, the Depositor, the Indenture Trustee and the initial Servicer for any and all claims arising from or related to (i) any missing or lost Assets, Asset Files or related documents or (ii) any inaccurate, incomplete or missing information reasonably necessary for the servicing of the Assets, which is not the direct result of the willful misfeasance or negligence of [the Backup Servicer].

      (b) [On or before the Closing Date the Servicer shall deposit into an account (the "Reserve Account") maintained with the Indenture Trustee an amount equal to $100,000. The Reserve Account shall not be a trust account. In the event that, upon a Service Transfer, any and all costs and expenses incurred by the Backup Servicer in connection with the transfer of servicing functions as provided herein, including, without limitation, the cost of delivering the Contracts and related files to the Backup Servicer, are not paid by the initial Servicer within 10 days following invoice therefor, and to the extent not paid in a timely manner, the Backup Servicer shall forward such invoice to the Indenture Trustee and the Indenture Trustee shall reimburse the Backup Servicer from amounts on deposit in the Reserve Account, to the extent of available funds. If amounts on deposit in the Reserve Account are not sufficient therefor, the Backup Servicer may reimburse itself for such costs and expenses from the Collection Account. The Backup Servicer shall promptly notify the Indenture Trustee upon reimbursement of all invoiced costs and expenses regardless of the source of reimbursement. Upon the earlier to occur of (i) reimbursement to the Backup Servicer of all invoiced costs and expenses incurred in connection with a Service Transfer, or (ii) the final Payment Date with respect to the Notes, any amounts on deposit in the Reserve Account shall be remitted to the initial Servicer by the Indenture Trustee.]

      Section 6.03. [Backup Servicer] to Act, Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section
6.02 or the resignation of the Servicer in accordance with Section 5.04, the [Backup Servicer], upon two (2) Business Days' written notice from the Indenture Trustee of such Service Transfer to the [Backup Servicer], shall be the successor in all respects to the servicing rights, duties and responsibilities of the Servicer (in its capacity as servicer under this Agreement) except as provided herein which arise after the effective date of such Service Transfer and the Servicer (except as provided herein) shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the [Backup Servicer] shall not be liable for any acts or omissions of the initial or any prior Servicer (or subservicer) accruing prior to such Service Transfer or for any breach or default by the initial or any prior Servicer, the Originator, the Seller, the Issuer or Indenture Trustee of any of their respective obligations contained herein or in any related document or agreement, and (ii) the initial or any prior Servicer shall remain liable for any acts or omissions of such initial or prior Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein or in any related document or agreement. As compensation therefor, the [Backup Servicer] shall be entitled to receive the Monthly Servicing Fee. Furthermore, the [Backup Servicer] shall be entitled to all rights of the Servicer in connection with its responsibilities under this Agreement, including reimbursement rights for advances as provided herein and in the Indenture. If the [Backup Servicer] is legally unable so to act, the Indenture Trustee may appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, the Servicer shall act in such capacity until a successor servicer assumes such responsibilities, duties or liabilities. In connection with such appointment and assumption, the [Backup Servicer] or the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Assets as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of 100% of the Noteholders, exceed the Monthly Servicing Fee. The Indenture Trustee and the [Backup Servicer] and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession as provided herein. The [Backup Servicer] shall be entitled to rely upon the representations, warranties and covenants made by the Originator, the Seller, the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee and the initial Servicer set forth in this Agreement and any related document including the Basic Documents, and the [Backup Servicer] shall be held harmless by the Issuer, the Seller, the Originator, the Depositor, the Noteholders, the Indenture Trustee and the initial Servicer, for any and all claims, liabilities, obligations, losses damages, payments costs or expenses (including reasonable attorneys' fees) of any kind whatsoever arising from or related to any breach, inaccuracy, default or nonperformance of such representations, warranties or covenants of the Issuer, the Seller, the Originator, the Indenture Trustee or the Servicer as set forth herein or in any related document or agreement, including the Basic Documents.

      Section 6.04. Notification to Noteholders.

      (a) Promptly following the occurrence of any Servicer Event of Default, the Servicer shall give written notice thereof to the Indenture Trustee, the [Backup Servicer], the Rating Agencies and the Noteholders at their respective addresses appearing on the Note Register.

      (b) Within ten days following any termination or appointment of a successor to the Servicer pursuant to this Article VI, the Indenture Trustee shall give written notice thereof to the Rating Agencies and the Noteholders at their respective addresses appearing on the Note Register.

      (c) The Indenture Trustee shall give written notice to the Rating Agencies prior to the date upon which any Eligible Servicer (other than the Indenture Trustee) is to assume the responsibilities of Servicer pursuant to
Section 6.03, naming such successor Servicer.

      Section 6.05. Effect of Transfer.

      (a) After the Service Transfer, the [Backup Servicer or] new Servicer shall notify Obligors to make payments directly to the new Servicer that are due under the Assets after the effective date of the Service Transfer.

      (b) After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Assets except as provided herein and the [Backup Servicer] shall have all of such obligations except as provided herein and the replaced Servicer will transmit or cause to be transmitted directly to the [Backup Servicer] for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the [Backup Servicer] to collect them) received as payments upon or otherwise in connection with the Assets. In any event, the initial Servicer shall remain obligated to fulfill its indemnity and hold harmless obligations following a Service Transfer or termination of this Agreement.

      (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer pursuant to Section 5.07) other than those relating to the management, administration, servicing or collection of the Assets following the effective Service Transfer. Upon and following a Servicer Transfer and commencement of servicing by the [Backup Servicer], the initial Servicer shall have no further rights to the Monthly Servicing Fee, other than any accrued and unpaid Monthly Servicing Fee due to the initial Servicer as of such date [and the Backup Servicer] shall have no further rights to the Monthly Backup Servicing Fee].

      Section 6.06. Transfer of Collection Account. Notwithstanding the provisions of Section 6.02, if the Collection Account shall be maintained with the Servicer and a Servicer Event of Default shall occur and be continuing, the Servicer shall, after five days' written notice from the Indenture Trustee, or in any event within ten days after the occurrence of the Servicer Event of Default, establish an Eligible Account with an institution other than the Servicer and promptly transfer all funds in the Collection Account to such new account, which shall thereafter be deemed the Collection Account for the purposes hereof. Upon a Service Transfer, the

Collection Account shall be transferred to an Eligible Account as directed by the successor Servicer.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

      Section 7.01. Amendment. This Servicing Agreement maybe amended from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Notes or the rating then assigned to the Notes, and the consent of the Indenture Trustee. None of the Basic Documents shall be amended or modified so as to adversely affect the rights or impose additional obligations upon the Servicer [or the Backup Servicer] without the express written consent of both the Servicer [and the Backup Servicer].

      Section 7.02. GOVERNING LAW. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 7.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if when delivered to:

      (a)   in the case of the Servicer:          Origen Servicing, Inc.
                                                  27777 South Franklin Road
                                                  Suite 1700
                                                  Southfield, Michigan 48034
                                                  Attention:  Ronald A. Klein,
                                                  Mark Landschulz and
                                                  W. Anderson Geater

      (b)   in the case of the Backup Servicer:

      (c)   in the case of Rating Agencies:

      (d)   in the case of the Owner Trustee,
            the Corporate Trust Office:

      (e)   in the case of the Issuer, to Origen
            Manufactured Housing Contract
            Trust 20__-__:                        Origen Servicing, Inc.
                                                  27777 South Franklin Road
                                                  Suite 1700
                                                  Southfield, Michigan  48034
                                                  Attention:  Ronald A. Klein,
                                                  Mark Landschulz and
                                                  W. Anderson Geater

      (f)   in the case of the Indenture Trustee:

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

      Section 7.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Notes or the rights of the Noteholders thereof.

      Section 7.05. Third-Party Beneficiaries. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Owner Trustee, the Indenture Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person shall have any right or obligation hereunder. The Indenture Trustee shall have the right to exercise all rights of the Issuer under this Servicing Agreement.

      Section 7.06. Counterparts. This instrument maybe executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 7.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      Section 7.08. Termination. The respective obligations and responsibilities of the Servicer (and Backup Servicer) and the Issuer created hereby shall terminate (except as provided herein) upon the satisfaction and discharge of the Indenture pursuant to Section 4.10 thereof.

      Section 7.09. No Petition. The Servicer, by entering into this Servicing Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer. This section shall survive the termination of this Servicing Agreement by one year.

      Section 7.10. No Recourse. The Servicer acknowledges that no recourse maybe had against the Issuer, except as may be expressly set forth in this Servicing Agreement.

      Section 7.11. Indenture Trustee Rights. The Indenture Trustee shall be entitled to the same rights, protections, indemnities and immunities afforded to it under the Indenture as if specifically set forth herein.

                                  ARTICLE VIII

                    DUTIES OF THE SERVICER AS ADMINISTRATOR

      Section 8.01. Administrative Duties.

      (a) Duties with Respect to the Indenture. The Servicer as administrator (the "Administrator") shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Administrator shall consult with the Owner Trustee as the Administrator deems appropriate regarding the duties of the Issuer under the Indenture. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Administrator shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture.

      (b)   Duties with Respect to the Issuer.

            (i) In addition to the duties of the Administrator set forth in this Servicing Agreement or any of the Basic Documents, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Servicing Agreement or any of the Basic Documents or under state and federal tax and securities laws (including, but not limited to, UCC filings in applicable jurisdictions and annual compliance certificates, if any), and shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Servicing Agreement or any of the Basic Documents. In accordance with the directions of the Issuer or the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Notes (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer, the Indenture Trustee or the Owner Trustee.

            (ii) In carrying out the foregoing duties or any of its other obligations under this Servicing Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer in any material respect than with terms made available to unrelated third parties.

      (c) Tax Matters. The Administrator shall prepare and file on behalf of the Owner Trustee or the Issuer, all tax returns (if any) and information reports, tax elections and such annual or other reports of the Issuer as are necessary for preparation of tax returns and information reports as provided in
Section 5.03 of the Trust Agreement, other than each Form 1 099 which shall be prepared by the Indenture Trustee.

      (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action pursuant to this Article V in unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Indenture Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

            (A)   the amendment of or any supplement to the Indenture;

            (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Assets);

            (C) the amendment, change or modification of this Servicing Agreement or any of the Basic Documents to which the Indenture Trustee or the Owner Trustee, as applicable, is a party;

            (D) the appointment of successor Certificate Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Certificate Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

            (E)   the removal of the Indenture Trustee.

      (e) Servicer shall act as Administrator. By execution of this Agreement, the Servicer agrees to be bound as Administrator and shall perform the obligations of the Administrator as described herein. Notwithstanding any provision to the contrary contained herein or otherwise, the Backup Servicer shall not assume any obligations or responsibilities as the "Administrator" as contemplated by this Agreement [even in the event the Backup Servicer succeeds to the servicing rights and responsibilities as provided in Section 6.02 and/or
6.03 hereof]. Upon the occurrence of a Service Transfer, the Servicer shall continue to act as "Administrator" hereunder unless a successor Administrator is appointed by 1 00% of the holders of the Owner Trust Certificates and notice of such appointment is promptly given to the [Backup Servicer and the] Indenture Trustee.

      Section 8.02. Records. The Administrator shall maintain appropriate books of account and records relating to services performed under this Servicing Agreement, which books of account and records shall be accessible for inspection by the Issuer, the Indenture Trustee and the Owner Trustee at any time during normal business hours.

      Section 8.03. Additional Information to be Furnished. The Administrator shall furnish to the Issuer, the Indenture Trustee and the Owner Trustee from time to time such additional information regarding the Assets and the Notes as the Issuer, the Indenture Trustee or the Owner Trustee shall reasonably request.

      Section 8.04. No Recourse to Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by [________________________], not individually or personally, but solely as Owner Trustee of Origen Manufactured Housing Contract Trust 20__-__, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by [________________________] but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability of [________________________], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall [________________________] be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

      Section 8.05. Exchange Act Reporting.

      (a) The Administrator shall prepare or cause to be prepared on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Administrator shall sign (or shall cause another entity acceptable to the Securities and Exchange Commission to sign) and the Administrator shall file or cause to be filed (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor or the Issuer (or such other entity). The Depositor and the Issuer hereby grant to the Administrator a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor and the Issuer. Such power of attorney shall continue until the earlier of (i) receipt by the Servicer from the Depositor and the Issuer of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding anything herein to the contrary, the Administrator, and not the Servicer, shall be responsible for executing each Form 10-K filed on behalf of the Trust.

      (b) Each Form 8-K shall be filed by the Administrator or its delegatee within 15 days after each Payment Date, with a copy of the statement to the Noteholders for such Payment Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), beginning in 20__, the Administrator shall file (or cause to be filed) a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staffs interpretations. Such Form 10-K shall include as exhibits the Servicer's annual statement of compliance described under Section 3.15 and the accountant's report described under Section 3.16, in each case to the extent they have been timely delivered to the Administrator. If they are not so timely delivered, the Administrator shall file (or cause to be filed) an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Administrator. The Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Administrator's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit C-l (the "Certification"), which shall be signed by the senior officer of the Administrator.

      (c) Upon any filing with the Securities and Exchange Commission, the Administrator shall promptly deliver to the Issuer a copy of any executed report, statement or information.

      (d) Prior to January 30 of the first year in which the Administrator is able to do so under applicable law, the Administrator shall file (or cause to be filed) a Form 15 Suspension Notification with respect to the Trust.

            IN WITNESS WHEREOF, the Servicer, the Issuer, [the Backup Servicer] and the Indenture Trustee have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                                ORIGEN SERVICING, INC.,
                                as Servicer

                                By:_____________________________
                                Name:
                                Title:

                                ORIGEN MANUFACTURED HOUSING
                                CONTRACT TRUST 20__-___, as Issuer

                                By: [________________], not in its
                                individual capacity, but solely as Owner Trustee

                                By:_____________________________
                                Name:
                                Title:

                                [________________________], as Indenture Trustee

                                By:_____________________________
                                Name:
                                Title:

                                [[________________________], as Backup Servicer]

                                By:_____________________________
                                Name:
                                Title:

                                Acknowledged and agreed with respect to
                                Section 2.03 hereof:

                                ORIGEN FINANCIAL L.L.C., as Originator

                                By:_____________________________
                                Name:
                                Title:

                                  EXHIBIT A-1

                               LIST OF CONTRACTS

                                (Filed Manually)
(In accordance with Rule 202 of Regulation S-T, this List of Contracts is being filed in paper pursuant to a continuing hardship exemption.)

                                  EXHIBIT A-2

                             MORTGAGE LOAN SCHEDULE

                                   EXHIBIT B

                FORM OF CERTIFICATE REGARDING REPURCHASED ASSETS

                            ORIGEN FINANCIAL L.L.C.
                    CERTIFICATE REGARDING REPURCHASED ASSETS

            The undersigned certifies that he is a [title] of Origen Financial L.L.C., a Delaware limited liability company (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 2.03 of the Servicing Agreement, dated as of ____________________, 20___ (the "Agreement"), among Origen Servicing, Inc., Origen Manufactured Housing Trust 20__-__, [________________________ as backup servicer (the "Backup Servicer")] and [________________________], as indenture trustee (the "Indenture Trustee") (all capitalized terms used herein without definition having the respective meanings specified in the Indenture (the "Indenture"), dated as of ________________, 20__, between Origen Manufactured Housing Contract Trust [20__-__] (the "Issuer") and the Indenture Trustee), and further certifies that:

            1. The Assets on the attached schedule are to be repurchased by the Company on the date hereof pursuant to Section 2.03 of the Agreement.

            2. Upon deposit of the Repurchase Price for such Assets, such Assets may, pursuant to Section 2.03 of the Agreement, be assigned by the Indenture Trustee to the Company.

            IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of_____________, ______.

                                                    ORIGEN FINANCIAL L.L.C.

                                                    By:_________________________
                                                    [Name]
                                                    [Title]

                                  EXHIBIT C-1

                    FORM OF CERTIFICATION TO BE PROVIDED BY
                        THE ADMINISTRATOR WITH FORM 10-K

            Re: Origen Manufactured Housing Contract Trust 20__-__ (the "Trust" or the "Issuer") Manufactured Housing Contract Trust Notes, Series 20__-__

            I, [identify the certifying individual], the senior officer of Origen Servicing, Inc., the Administrator for Origen Manufactured Housing Contract Trust [20__-__] (the "Registrant"), certify that:

            1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Registrant;

            2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the distribution information required to be provided by the Indenture Trustee under the Indenture, and the servicing information required to be provided to the Indenture Trustee by the Servicer under the Servicing Agreement for inclusion in these reports, is included in these reports;

            4. Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the Indenture Trustee in accordance with the terms of the Servicing Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Servicing Agreement; and

            5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the servicing, or similar, agreement, that is included in these reports.

            In giving the certifications above, I have reasonably relied on information provided to me by the Indenture Trustee and the Servicer.

            Capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated ___________________, 20___ (the "Indenture"), between Origen Manufactured Housing Contract Trust 20__-__, as issuer, and [____________________________], as indenture trustee.

                                              [ADMINISTRATOR]

                                              By:_______________________________
                                              Name:
                                              Title:
                                              Date:

                                  EXHIBIT C-2

                      FORM OF CERTIFICATION TO BE PROVIDED
                 TO THE ADMINISTRATOR BY THE INDENTURE TRUSTEE

            Re: Origen Manufactured Housing Contract Trust 20__-__ (the "Trust" or the "Issuer") Manufactured Housing Contract Trust Notes, Series 20__-__

            I, [identify the certifying individual], a [title] of [__________________________], as Indenture Trustee, hereby certify to Origen Servicing, Inc. (the "Administrator"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            To date, the information and statements required to be provided by the Indenture Trustee pursuant to Section 7.05 of the Indenture have been provided and, taken as a whole and based on the information provided to the Indenture Trustee by the Servicer (as to which provided information we make no representation), do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of each of such statements.

            Capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated ______________, 20__ (the "Indenture"), between Origen Manufactured Housing Contract Trust 20__-__, as issuer, and [________________________], as indenture trustee.

                                         [_______________________], as Indenture
                                         Trustee

                                        By:_____________________________________
                                        Name:
                                        Title:
                                        Date:

                                  EXHIBIT C-3

                      FORM OF CERTIFICATION TO BE PROVIDED
                      TO THE ADMINISTRATOR BY THE SERVICER

            Re: Origen Manufactured Housing Contract Trust 20__-__ (the "Trust" or the "Issuer") Manufactured Housing Contract Trust Notes, Series 20__-__

            I, [identify the certifying individual], a [title] of Origen Servicing, Inc., as Servicer, hereby certify to Origen Servicing, Inc. (the "Administrator"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of the above referenced trust (the "Registrant");

            2. Based on my knowledge, the information provided by the Servicer to the Indenture Trustee for inclusion in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the servicing information required to be provided to the Indenture Trustee by the servicer under the servicing, or similar, agreement for inclusion in these reports is included in these reports;

            4. I am responsible for reviewing the activities performed by the servicer under the servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement; and

            5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the servicing, or similar, agreement, that is included in these reports.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [the Indenture Trustee and Sub-Servicers]

Date:

___________________________
[Signature]
[Title]
[Company]

                                   EXHIBIT D

                             OFFICER'S CERTIFICATE
                    REGARDING ANNUAL STATEMENT OF COMPLIANCE

_________________ Trust Notes, Series 20__-___

            I, _________________, hereby certify that I am a duly appointed ____________________________ of ____________________________ (the "[Servicer]"),
and further certify as follows:

            1. This certification is being made pursuant to the terms of the Servicing Agreement, dated as of ___________, ______ (the "Servicing Agreement"), among ________________, as issuer, the [Servicer], as [servicer] and ____________________, as indenture trustee.

            2. I have reviewed the activities of the [Servicer] during the preceding year and the [Servicer's] performance under the Servicing Agreement and to the best of my knowledge, based on such review, the [Servicer] has fulfilled all of its obligations under the Servicing Agreement throughout the year.

            Capitalized terms not otherwise defined herein have the meanings set forth in the Servicing Agreement.

Dated:

            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________________.

                                        By:_____________________________________
                                           Name:
                                           Title:

            I, ______________________, a (an) _________________ of the
[Servicer], hereby certify that ____________________________ is a duly elected, qualified, and acting ___________________________________ of the [Servicer] and
that the signature appearing above is his/her genuine signature.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________________.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                       2